SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
February 22, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 22, 2008 Environmental Tectonics Corporation (the “Company”) and the Department of the Navy (the “Navy”) finalized an agreement (the “Agreement”) which settles all outstanding litigation related to a contract for submarine rescue decompression chambers. In May 2003, the Company had filed a certified claim with the Navy seeking costs totaling in excess of $5.0 million in connection with this contract. On June 14, 2007, the Navy had amended its Answer to the Company’s claim to add counterclaims. On June 27, 2007, the Company and the Navy filed a Joint Motion to Dismiss with prejudice all of the Company’s claims against the Navy in connection with this contract. The Joint Motion to Dismiss was granted on June 28, 2007.
     On October 12, 2007, the Navy took possession of the chambers and on November 27, 2007, the Navy issued a formal modification to close the contract.
     The Agreement is consistent with the previously disclosed tentative settlement. As part of the Agreement, the Company will pay the Navy $3.55 million. On February 25, 2008, the Company made the first payment of $1,275,000 to the Navy pursuant to the terms of the Agreement.
     A copy of the settlement agreement and the press release announcing the settlement are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
          10.1 Settlement Agreement dated February 22, 2008 between the Company and the United States.
          99.1 Press Release dated February 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: February 26, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

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